          As filed with the Securities and Exchange Commission on August 3, 2000
                                                   Registration No. 333- _______
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _______________________


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                            _______________________


                         OMNIVISION TECHNOLOGIES, INC.
            (Exact name of Registrant as specified in its charter)

                           ________________________


            Delaware                                      77-0401990
    (State of Incorporation)                           (I.R.S. Employer
                                                    Identification Number)

                              930 Thompson Place
                         Sunnyvale, California  94086
                                (408) 733-3030
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           ________________________


                  Amended and Restated 1995 Stock Option Plan
                                2000 Stock Plan
                       2000 Employee Stock Purchase Plan
                           2000 Director Option Plan
                           (Full Title of the Plans)

                           ________________________


                                   Shaw Hong
                            Chief Executive Officer
                         OmniVision Technologies, Inc.
                              930 Thompson Place
                         Sunnyvale, California  94086
                                (408) 733-3030
           (Name, address and telephone number of agent for service)

                           ________________________

                                   Copy to:

                             ROBERT P. LATTA, ESQ.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
                                (650) 493-9300

                           _________________________


================================================================================

================================================================================

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                                 Proposed        Proposed
                  Title of                                       Maximum         Maximum
                 Securities                        Amount        Offering        Aggregate         Amount of
                   to be                           to be          Price          Offering         Registration
                 Registered                      Registered      Per Share       Price(1)             Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, $.001 per share par value,      2,774,050 shares  $  23.67 (2)     $ 65,661,763.50   $17,334.71
 issued under the Amended and Restated 1995
 Stock Option Plan (1)
---------------------------------------------------------------------------------------------------------------
Common Stock, $.001 per share par value:      4,500,000 shares  $  23.67 (2)     $106,515,000      $28,119.96
 To be issued under the 2000 Stock Plan (1)
---------------------------------------------------------------------------------------------------------------
Common Stock, $.001 per share par value:      2,500,000 shares  $  11.05 (3)     $ 27,625,000      $ 7,293.00
 To be issued under the 2000 Employee Stock
 Purchase Plan (1)
---------------------------------------------------------------------------------------------------------------
Common Stock, $.001 per share par value:      325,000 shares    $  23.67 (2)     $  7,692,750      $ 2,030.89
 To be issued under the 2000 Director
 Option Plan (1)
---------------------------------------------------------------------------------------------------------------
Total                                                                                              $54,778.56
---------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that becomes issuable under the Amended and Restated 1995 Stock Option Plan, 2000 Stock Plan, 2000 Employee Stock Purchase Plan and 2000 Director Option Plan.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices per share for the Common Stock as reported on the Nasdaq National Market on July 31, 2000.

(3) The exercise price of $11.05 per share, computed in accordance with Rule 457(h), is 85% of the initial price to the public as set forth in the Company's final prospectus, dated July 13, 2000, included within the Registration Statement on Form S-1 filed with the Securities and Exchange Commission. Pursuant to the 2000 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the start date of the offering period or at the end of the purchase period.

================================================================================

           PART II:  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference
            ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (OmniVision Technologies, Inc. is sometimes referred to herein as the "Company"):

     (a) The Company's prospectus filed pursuant to Rule 424(b) on July 14, 2000; and

     (b) The description of the Registrant's Common Stock set forth on Form 8-A (File No. 000-29939) as filed on March 13, 2000, pursuant to Section 12 of the 1934 Act and any amendment or report subsequently filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.     Description of Securities
            -------------------------

            Not Applicable.

Item 5.     Interests of Named Experts and Counsel
            --------------------------------------

            Not Applicable.

Item 6.     Indemnification of Directors and Officers.
            -----------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

     The Registrant has entered into indemnity agreements with certain directors and executive officers. These agreements, among other things, indemnify the directors and executive officers for certain expenses (including attorneys' fees), judgments, fines, and settlement payments incurred by such persons in any action, including any action by or in the right of the Registrant, in connection with the good faith performance of their duties as a director or officer. The indemnification agreements also provide for the advance payment by the Registrant of defense expenses incurred by the director or officer; however, the affected director or officer must undertake to repay such amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.

Item 7.     Exemption from Registration Claimed
            -----------------------------------

            Not Applicable.

Item 8.     Exhibits
            --------

            Exhibit
            Number                             Documents
           --------    ---------------------------------------------------------
              4.1*     OmniVision Technologies, Inc.'s Amended and Restated 1995
                       Stock Option Plan

              4.2*     OmniVision Technologies, Inc.'s 2000 Stock Plan

              4.3*     OmniVision Technologies, Inc.'s 2000 Employee Stock
                       Purchase Plan

              4.4*     OmniVision Technologies, Inc.'s 2000 Director Option Plan

              5.1 Opinion of counsel as to legality of securities being registered

             23.1      Consent of Counsel (contained in Exhibit 5.1)

             23.2      Consent of Independent Auditors

             24.1      Power of Attorney (see page 5)

________________

* Incorporated by reference to the Exhibits filed with OmniVision Technologies, Inc.'s Registration Statement on Form S-1 (Registration No. 333-31926) as declared effective by the SEC on July 13, 2000.

Item 9.     Undertakings
            ------------

            A.   The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, OmniVision Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 3rd day of August 2000.

                                        OMNIVISION TECHNOLOGIES, INC.

                                        By: /s/ Shaw Hong
                                            ---------------------------
                                            Shaw Hong
                                            Chief Executive Officer and
                                            President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shaw Hong and H. Gene McCown, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                        Title                               Date
---------------------------    ------------------------------------    ---------------

       /s/ Shaw Hong           President, Chief Executive Officer      August 3, 2000
---------------------------    and Director (Principal Executive
        (Shaw Hong)            Officer)


    /s/ H. Gene McCown         Executive Vice President and Chief      August 3, 2000
---------------------------    Financial Officer (Principal
     (H. Gene McCown)          Financial and Accounting Officer)


      /s/ Frank Huang          Director                                August 3, 2000
---------------------------
       (Frank Huang)


      /s/ Leon Malmed          Director                                August 3, 2000
---------------------------
       (Leon Malmed)


   /s/ Edward C.V. Winn        Director                                August 3, 2000
---------------------------
    (Edward C.V. Winn)


      /s/ Raymond Wu           Director                                August 3, 2000
---------------------------
       (Raymond Wu)

                         OMNIVISION TECHNOLOGIES, INC.

                      REGISTRATION STATEMENT ON FORM S-8
                       ----------------------------------

                               INDEX TO EXHIBITS

     Exhibit
     Number                                    Description                                     Page
----------------   -------------------------------------------------------------------   -------------
      4.1*         OmniVision Technologies, Inc.'s Amended and Restated 1995 Stock
                   Option Plan

      4.2*         OmniVision Technologies, Inc.'s 2000 Stock Plan

      4.3*         OmniVision Technologies, Inc.'s 2000 Employee Stock Purchase Plan

      4.4*         OmniVision Technologies, Inc.'s 2000 Director Option Plan

      5.1          Opinion of counsel as to legality of securities being registered

     23.1          Consent of Counsel (contained in Exhibit 5.1)

     23.2          Consent of Independent Auditors

     24.1          Power of Attorney (see page 5)

______________________
* Incorporated by reference to the Exhibits filed with OmniVision Technologies, Inc.'s Registration Statement on Form S-1 (Registration No. 333-31926) as declared effective by the SEC on July 13, 2000.
_____________________